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                           POWER OF ATTORNEY

     Hewlett-Packard Europe B.V. (the "Company") does hereby constitute, designate and appoint Mr. Charles N. Charnas as its true and lawful attorney-in-fact and agent to execute any Schedule 13D or amendment thereto for filing with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended in connection with the Company's holdings in Indigo N.V., with full power to act on behalf of the Company.

     The Company hereby ratifies and confirms and undertakes to ratify and confirm whatsoever Mr. Charnas shall do or purport to do in right or by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed by its duly authorized officer this 7th day of September, 2001.


                                           HEWLETT-PACKARD EUROPE B.V.


                                           By: /s/ Robert P. Wayman
                                               ---------------------------------

                                           Name: Robert P. Wayman
                                                 -------------------------------

                                           Title:  Managing Director
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